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                                                                       EXHIBIT 5

                           CONFIDENTIALITY AGREEMENT

                                                               December 15, 1995

Cray Research, Inc.
655 Lone Oak Drive
Eagan, MN 55121

Ladies and Gentlemen:

    In connection with our consideration of a possible transaction (the "Proposed Transaction") between Cray Research, Inc. (the "Company") and Silicon Graphics, Inc. ("SGI"), each of us expects to make available to the other certain non-public information about its respective properties, employees, finances, businesses and operations. As a condition to such information being furnished by one of us (the "Disclosing Party") to the other (the "Receiving Party") and its directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "Representatives"), the Receiving Party agrees to treat any non-public information (whether written or oral) concerning the Disclosing Party (whether prepared by the Disclosing Party, its Representatives or otherwise) furnished to it or to its Representatives now or in the future by or on behalf of the Disclosing Party for the purpose of evaluating the Proposed Transaction including, without limitation, all copies thereof and all documents and other information prepared by the Receiving Party or its Representatives which contain or reflect or are generated from this information (collectively referred to as the "Information") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions set forth below.

    The term Information does not include, however, information that (a) is or becomes available to the public other than as a result of a disclosure by the Receiving Party or its Representatives, (b) was available to the Receiving Party on a non-confidential basis (other than from a person prohibited from disclosing such information to the Receiving Party or its Representatives by a legal, contractual or fiduciary obligation to the Disclosing Party with regard to such information) prior to this information being furnished by or on behalf of the Disclosing Party, (c) is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives or from a source which is prohibited from disclosing such information to the Receiving Party or its Representatives by a legal, contractual or fiduciary obligation to the Disclosing Party or any other person with respect to such information, (d) is disclosed by the Disclosing Party to a third party without a duty of confidentially, (e) is developed independently by the Receiving Party without use or benefit of the Information (the parties acknowledging that each is actively engaged in research and development programs in similar areas), (f) is disclosed under operation of law, or (g) is disclosed by the Receiving Party or its Representatives with the Disclosing Party's prior written permission.

    By signing this letter, we and you mutually agree that:

    1. Except as required by law, regulating or legal process, the Receiving Party will keep the Information confidential, will not without the Disclosing Party's prior written consent disclose or reveal any of the Disclosing Party's Information to any person other than its Representatives who need to know that specific portion of the Information for the purpose of evaluating or negotiating the Proposed Transaction, and will cause those persons to observe the terms of this letter agreement. The Receiving Party will be responsible for any breach of this letter agreement by any of its Representatives. In the event that the Receiving Party or any of its Representatives is requested pursuant to, or is required by, applicable law, regulation or legal process to disclose any of the Disclosing Party's Information, the party requested or required to make the disclosure will notify the other party promptly to enable it to seek an appropriate protective order or other remedy, and, in the event that no such order or remedy is obtained, to consult about taking all responsible steps to resist or narrow the scope of such request or legal process, or, in the sole discretion of the Disclosing Party, to waive compliance, in whole or in part, with the terms of this letter agreement, and in such circumstances, the Receiving Party and its Representatives agree to furnish only that portion of the Information which it is advised by legal counsel is legally required and to exercise all reasonable efforts to obtain a
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reliable assurance that confidential treatment will be accorded the Information.
Without prejudice to the foregoing, the parties hereto agree to use all reasonable efforts to agree on the content and timing of any such disclosure of Information.

    2. Each party agrees that it and its Representatives will not use the other's Information for any purpose other than in connection with the evaluation or consummation of the Proposed Transaction.

    3. In addition, each party agrees that, without the prior written consent of the other party, neither it nor its Representatives will disclose to any person any information about the Proposed Transaction, including without limitation, (a) that the Information exists or has been made available, (b) that SGI and the Company are considering the Proposed Transaction, (c) that discussions or negotiations are taking or have taken place concerning the Proposed Transaction or involving the Company, or (d) any term, condition or other fact relating to the Proposed Transaction or such discussions or negotiations (including the status thereof): PROVIDED that a party may make such disclosure if in the written opinion of outside legal counsel, such disclosure is necessary to avoid committing a violation of law. In such event, the party disclosing the information described in this paragraph 3 will use its best efforts promptly to give advance notice to the other party and to follow the procedures set forth in paragraph 1 above.

    4. If either party determines that it does not wish to proceed with the Proposed Transaction, it will promptly advise the other party of that decision. In such case, or if requested by the Disclosing Party for any reason, each Receiving Party will, at its own expense, promptly return to the Disclosing Party or destroy all copies of the Disclosing Party's Information in its possession or the possession of any of its Representatives and will not retain any copies or other reproductions of all or part of such material, except that
(i) if a legal proceeding has been instituted to seek disclosure of the Information, such material shall not be destroyed until the proceeding is settled or a final judgement has been rendered, and (ii) one copy of any item of written Information may be retained by legal counsel for record retention purposes only. Each Receiving Party shall on request confirm to the Disclosing Party such return or destruction of the Information in writing.

    5. Each party agrees that, until the earlier of nine months from the date of this letter or the public announcement of a proposed transaction to acquire 51% or more of the voting securities of the Company, it will not solicit for employment any employee of the other party with whom it had direct contact in the course of considering and negotiating the Proposed Transaction.

    6. Each Party is aware, and will advise its Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by applicable securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance on such information.

    7. Each party acknowledges that neither party nor any of its Representatives makes any express or implied representation or warranty as to the accuracy or completeness of the Information made available by it. Each party agrees that neither party nor any of its Representatives will have any liability to the other party or to any of its Representatives relating to or arising from the use of or reliance on the Disclosing Party's Information or for any errors therein or omissions therefrom. Only those representations and warranties included in a definitive agreement with respect to the Proposed Transaction, when, as and if executed, will have any legal effect, subject to the terms and conditions of such agreement.

    8. Without prejudice to the rights and remedies otherwise available to each party to this letter agreement, each party will be entitled to equitable relief by way of injunction or otherwise without proof of actual damages if the other party or any of its Representatives breach or threatens to breach or threatens to breach any of the provisions of this letter agreement. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines in a final order from which

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there is no appeal that this letter agreement has been breached by a party or by its Representatives, the breaching party will reimburse the non-breaching party for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such litigation.

    9. It is further agreed that no failure or delay by either party exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

    10. This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

    11. This letter agreement contains the entire agreement between the Company and SGI concerning the subject matter hereof, and no modification of this letter agreement or waiver of the terms and conditions hereof will be binding upon either party, unless approved in writing by each party.

    Please confirm your agreement with the foregoing by signing and returning to the undersigned the enclosed copy of this letter.

                                          Sincerely,
                                          SILICON GRAPHICS, INC.

                                                   /s/ WILLIAM M. KELLY
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                                                     William M. Kelly
                                                 VICE PRESIDENT, BUSINESS
                                             DEVELOPMENT AND GENERAL COUNSEL

Accepted and Agreed as of
the date first written above:

CRAY RESEARCH, INC.

         /s/ ROBERT H. EWALD
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Name: Robert H. Ewald
Title: PRESIDENT & CEO

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